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                                                                Exhibit 15

                       STATE STREET BOSTON CORPORATION


               Independent Accountants' Acknowledgement Letter



The Stockholders and Board of Directors
State Street Boston Corporation


We are aware of the incorporation by reference in the Registration Statement on Form S-8 dated September 22, 1994 of State Street Boston Corporation pertaining to the Wendover Funding, Inc. Employees' Savings Plus and Profit Sharing Plan of Wendover Funding, Inc. a subsidiary of State Street Boston Corporation for the registration of 100,000 shares of its common stock of our reports dated April 15, 1994 and July 18, 1994 relating to the unaudited consolidated interim financial statements of State Street Boston Corporation which are included in its Forms 10-Q for the quarters ended March 31, 1994 and June 30, 1994.

Pursuant to Rule 435(c) of the Securities Act of 1933, our report is not a part of the registrations statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.




                                                Ernst & Young LLP



Boston, Massachusetts
September 21, 1994